Exhibit 99.1
Innventure Reports First Quarter 2025 Results

Accelsius continues to build momentum within the large and growing liquid cooling market

Innventure reiterates confidence in achieving revenue growth inflection during the second half of 2025

ORLANDO, Fla. (May 15, 2025) – Innventure, Inc. (NASDAQ: INV) (“Innventure”), a technology commercialization platform, today announced financial results for the quarter ended March 31, 2025.

“Innventure’s operating companies continued their momentum to start 2025, with both Accelsius and AeroFlexx further positioning themselves for revenue growth inflection in the second half of this year.” said Bill Haskell, Innventure’s Chief Executive Officer. “We founded Innventure to bring disruptive technologies to market by building companies we believe represent at least $1 billion enterprise value opportunities. Our companies are led by incredibly talented operators who are armed with differentiated technologies designed to meet significant unmet market needs. When it comes to high-growth ventures, timing the inflection point is inherently challenging, but from where we sit today, the confidence we have in our current family of companies has never been higher. ”

Mr. Haskell continued, “We are most excited about Accelsius’s position in the two-phase, direct-to-chip liquid cooling market. Accelsius has a market leading technology and is engaged in deep discussions with many of the major players including hyperscalers, OEMs, colocation operators and AI-as-a-Service operators. Josh and his team are at the forefront of a seismic liquid cooling adoption cycle that we and data center operators across the ecosystem believe will occur in the near future. Once this shift takes hold, Accelsius is well equipped to catch the wave and drive significant value for our shareholders.”
Conference Call and Webcast

A conference call to discuss these results has been scheduled for 5:00 p.m. ET on May 15, 2025. The event will be webcasted live via Innventure’s investor relations website https://ir.innventure.com/ or via this link.

Parties interested in joining via teleconference can register using this link.

After registering, you will be provided dial in details and a unique dial-in PIN. Registration is open through the live call, but to ensure you are connected for the full call, we suggest registering in advance.

Innventure will also post a slide presentation to accompany the prepared remarks to its investor relations website https://ir.innventure.com/ shortly before the of the start of the event.

About Innventure

Innventure founds, funds, and operates companies with a focus on transformative, sustainable technology solutions acquired or licensed from multinational corporations. As owner-operators, Innventure takes what it believes to be breakthrough technologies from early evaluation to scaled commercialization utilizing an approach designed to help mitigate risk as it builds disruptive companies it believes have the potential to achieve a target enterprise value of at least $1 billion. Innventure defines ‘‘disruptive’’ as innovations that have the ability to significantly change the way businesses, industries, markets and/or consumers operate.

Non-GAAP Financial Measures

We use certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (GAAP) to supplement our consolidated financial statements. These non-GAAP financial measures provide additional information to investors to facilitate comparisons of past and present operating results, identify trends in our underlying operating performance, and offer greater transparency on how we evaluate our business activities. These measures are integral to our processes for budgeting, managing operations, making strategic decisions, and evaluating our performance.

Our primary non-GAAP financial measures are EBITDA and Adjusted EBITDA. We define EBITDA as net income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash items, non-recurring expenses, and other items that are not indicative of our core operating activities. These may include stock-based compensation, acquisition costs, and other financial items. We believe Adjusted EBITDA is valuable for investors and analysts as it provides additional insight into our operational performance, excluding the impacts of certain financing, investing, and other non-operational activities. This measure helps in comparing our current operating results with prior periods and with those of other companies in our industry. It is also used internally for allocating resources efficiently, assessing the economic outcomes of acquisitions and strategic decisions, and evaluating the performance of our management team.

There are limitations to Adjusted EBITDA, including its exclusion of cash expenditures, future requirements for capital expenditures and contractual commitments, and changes in or cash requirements for working capital needs. Adjusted EBITDA also omits significant interest expenses and related cash requirements for interest and payments. While depreciation and amortization are non-cash charges, the associated assets will often need to be replaced in the future, and Adjusted EBITDA does not reflect the cash required for such replacements. Additionally, Adjusted EBITDA does not account for income or other taxes or necessary cash tax payments.

Investors should use caution when comparing our non-GAAP measure to similar metrics used by other companies, as definitions can vary. Adjusted EBITDA should not be considered in isolation or as a substitute for GAAP financial measures.

In presenting Adjusted EBITDA, we aim to provide investors with an additional tool for assessing the operational performance of our business. It serves as a useful complement to our GAAP results, offering a more comprehensive understanding of our financial health and operational efficiencies.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Innventure’s (the “Company’s”) future financial or operating performance, expectations regarding new contractual arrangements, anticipated product line expansions and product testing and market acceptance, and these statements may refer to projections and forecasts. Forward-looking statements are often identified by future or conditional words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “will,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current assumptions and expectations of future events that are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this press release. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the Company’s public filings made with the Securities and Exchange Commission and the following: (a) the Company’s and its subsidiaries’ ability to execute on strategies and achieve future financial performance, including their respective future business plans, expansion and acquisition plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and the Company’s and its subsidiaries’ ability to invest in growth initiatives; (b) the implementation, market acceptance and success of the Company’s and its subsidiaries’ business models and growth strategies; (c) the Company’s and its subsidiaries’ future capital requirements and sources and uses of cash; (d) the Company’s access to funds under the Standby Equity Purchase Agreement with YA II PN, Ltd. (“YA”) or the Securities Purchase Agreement and related convertible debentures with YA due to certain conditions, restrictions and limitations set forth therein; (e) certain restrictions and limitations set forth in the Company’s debt instruments, which may impair the Company’s financial and operating flexibility; (f) the Company and its subsidiaries ability to generate liquidity and maintain sufficient capital to operate as anticipated; (g) the Company’s and its subsidiaries’ ability to obtain funding for their operations and future growth and to continue as going concerns; (h) the risk that the technology solutions that the Company and its subsidiaries license or acquire from third parties or develop internally may not function as anticipated or provide the benefits anticipated; (i) developments and projections relating to the Company’s and its subsidiaries’ competitors and industry; (j) the ability of the Company and its subsidiaries to scale the operations of their businesses; (k) the ability of the Company and its subsidiaries to establish substantial commercial sales of their products; (l) the ability of the Company and its subsidiaries to compete against companies with greater capital and other resources or superior technology or products; (m) the Company and its subsidiaries’ ability to meet, and to continue to meet, applicable regulatory requirements for the use of their respective products and the numerous regulatory requirements generally applicable to their businesses; (m) the outcome of any legal proceedings against the Company or its subsidiaries; (o) the Company’s ability to find future opportunities to license or acquire breakthrough technology solutions from multinational corporations or other third parties (“Technology Solutions Provider”) and to satisfy the requirements imposed by or to avoid disagreements with its current and future Technology Solutions Providers; (p) the risk that the launch of new companies distracts the Company’s management from its other subsidiaries and their operations; (q) the risk that the Company may be deemed an investment company under the Investment Company Act, which would impose burdensome compliance requirements and restrictions on its activities; (r) the ability of the Company and its subsidiaries to sufficiently protect their intellectual property rights and to avoid or resolve in a timely and cost-effective manner any disputes that may arise relating to its use of the intellectual property of third parties; (s) the risk of a cyber-attack or a failure of the Company’s or its subsidiaries’ information technology and data security infrastructure; (t) geopolitical risk and changes in applicable laws or regulations; (u) potential adverse effects of other economic, business, and/or competitive factors; (v) operational risks related to the Company and its subsidiaries that have limited or no operating history; and (w) limited liquidity and trading of the Company’s securities.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Media Contact: Laurie Steinberg, Solebury Strategic Communications
press@innventure.com

Investor Relations Contact: Sloan Bohlen, Solebury Strategic Communications
investorrelations@innventure.com

Innventure, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	March 31, 2025 (Unaudited)	December 31, 2024
Assets
Cash, cash equivalents and restricted cash	$ 1,375	$ 11,119
Accounts receivable	237	283
Due from related parties	124	4,536
Inventories	5,220	5,178
Prepaid expenses and other current assets	3,329	3,170
Total Current Assets	10,285	24,286
Investments	33,684	28,734
Property, plant and equipment, net	2,186	1,414
Intangible assets, net	176,750	182,153
Goodwill	436,807	667,936
Other assets	707	766
Total Assets	$ 660,419	$ 905,289
Liabilities and Stockholders' Deficit
Accounts payable	$ 5,061	$ 3,248
Accrued employee benefits	11,216	9,273
Accrued expenses	3,102	2,478
Related party notes payable - current	—	14,000
Notes payable - current	2,141	625
Patent installment payable - current	700	1,225
Obligation to issue equity	261	4,158
Warrant liability	24,003	34,023
Income taxes payable	500	—
Other current liabilities	340	317
Total Current Liabilities	47,324	69,347
Notes payable, net of current portion	12,346	13,654
Earnout liability	7,470	14,752
Stock-based compensation liability	718	1,160
Patent installment payable, net of current	12,375	12,375
Deferred income taxes	25,454	27,353
Other liabilities	260	355
Total Liabilities	105,947	138,996
Commitments and Contingencies (Note 16)
Mezzanine Equity
Preferred Stock, $0.0001 par value, 25,000,000 shares authorized, 2,885,848 and — shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	28,727	—
Stockholders' Equity
Preferred Stock, $0.0001 par value, 25,000,000 shares authorized, 1,118,808 and 1,102,000 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	—	—
Common Stock, $0.0001 par value, 250,000,000 shares authorized, 47,103,800 and 44,597,154 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	5	4
Additional paid-in capital	484,256	502,865
Accumulated other comprehensive (loss) gain	(1,478)	909

	March 31, 2025 (Unaudited)	December 31, 2024
Assets
Accumulated deficit	(221,285)	(78,262)
Total Innventure, Inc., Stockholders’ Equity	261,498	425,516
Non-controlling interest	264,247	340,777
Total Stockholders' Equity	525,745	766,293
Total Liabilities, Mezzanine and Stockholders' Equity	$ 660,419	$ 905,289
See accompanying notes to condensed consolidated financial statements.

Innventure, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited) (in thousands, except share and per share amounts)

	Successor	Predecessor
	Three months ended March 31, 2025	Three months ended March 31, 2024
Revenue	$ 224	$ 224

Operating Expenses
Cost of sales	184	—
General and administrative	19,676	7,904
Sales and marketing	2,096	1,183
Research and development	6,253	1,669
Goodwill impairment	233,213	—
Total Operating Expenses	261,422	10,756

Loss from Operations	(261,198)	(10,532)

Non-operating (Expense) and Income
Interest expense, net	(1,538)	(405)
Net gain on investments	—	5,189
Net loss on investments - due to related parties	—	(186)
Change in fair value of financial liabilities	16,429	(478)
Equity method investment (loss) gain	(6,756)	5
Realized gain on conversion of available for sale investment	1,507	—
Loss on extinguishment of related party debt	(3,538)	—
Loss on conversion of promissory notes	—	(1,119)
Miscellaneous other income	21	—
Total Non-operating Income	6,125	3,006

Loss before income taxes	(255,073)	(7,526)

Income tax benefit	(1,399)	—
Net Loss	(253,674)	(7,526)
Less: net loss attributable to
Non-redeemable non-controlling interest	(110,677)	(2,307)
Net Loss Attributable to Innventure, Inc. Stockholders / Innventure LLC Unitholders	(142,997)	(5,219)

Basic and diluted loss per share	$ (3.10)
Basic and diluted weighted average common shares	46,252,922

Other comprehensive loss, net of taxes:
Unrealized loss on available for sale debt securities - related party	(880)	—
Reclassification of realized gain on conversion of available for sale investments	(1,507)	—
Total other comprehensive loss, net of taxes	(2,387)	—

Total comprehensive loss, net of taxes	(256,061)	(7,526)
Less: comprehensive loss attributable to
Non-redeemable non-controlling interest	(110,677)	(2,307)
Net Comprehensive Loss Attributable to Innventure, Inc. Stockholders / Innventure LLC Unitholders	$ (145,384)	$ (5,219)

See accompanying notes to condensed consolidated financial statements.

Innventure, Inc. and Subsidiaries
Condensed Consolidated Statements of Changes in Unitholders' Deficit (Predecessor)
(Unaudited) (in thousands, except share and per share amounts)

	Class B Preferred	Class B-1 Preferred	Class A	Class C	Accumulated Deficit	Accumulated OCI	Non-Controlling Interest	Total (Deficit) Equity
December 31, 2023	38,122	3,323	1,950	844	(64,284)	—	1,559	(18,486)
Net loss	—	—	—	—	(5,219)	—	(2,307)	(7,526)
Units issued to non-controlling interest	—	—	—	—	—	—	3,503	3,503
Issuance of preferred units, net of issuance costs	7,566	—	—	—	—	—	—	7,566
Unit-based compensation	—	—	—	51	—	—	345	396
Issuance of units to non-controlling interest in exchange of convertible promissory notes	—	—	—	—	—	—	8,443	8,443
Accretion of redeemable units to redemption value	—	—	—	—	(4,415)	—	—	(4,415)
March 31, 2024	$ 45,688	$ 3,323	$ 1,950	$ 895	$ (73,918)	$ —	$ 11,543	$ (10,519)

See accompanying notes to condensed consolidated financial statements.

Innventure, Inc. and Subsidiaries
Condensed Consolidated Statements of Changes in Mezzanine and Stockholders' Equity (Deficit) (Successor)
(Unaudited) (in thousands, except share and per share amounts)

	Stockholders’ Equity									Mezzanine Equity
	Preferred Stock		Common Stock							Preferred Stock
	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated OCI	Non-Controlling Interest	Total Stockholders' Equity	Shares	Amount
December 31, 2024	1,102,000	$ —	44,597,154	$ 4	$ 502,865	$ (78,262)	$ 909	$ 340,777	$ 766,293	—	$ —
Net loss	—	—	—	—	—	(142,997)	—	(110,677)	(253,674)	—	—
Series B Preferred Stock buyback	(5,000)	—	—	—	(50)	—	—	—	(50)	—	—
Series B Preferred Stock issued for paid-in-kind dividends	21,808	—	—	—	218	—	—	—	218	—	—
Issuance of common shares, net of issuance costs	—	—	161,964	—	1,927	—	—	—	1,927	—	—
Vesting of earnout shares	—	—	2,344,682	1	873	—	—	—	874	—	—
Other comprehensive gain, net of taxes	—	—	—	—	—	—	(2,387)	—	(2,387)	—	—
Conversion of related party notes	—	—	—	—	—	—	—	—	—	2,310,848	23,108
Issuance of Series C Preferred Stock, net	—	—	—	—	—	—	—	—	—	575,000	5,663
Non-controlling interest issued and related transfers	—	—	—	—	(26,303)	—	—	33,249	6,946	—	—
Distributions to Stockholders	—	—	—	—	—	(26)	—	—	(26)	—	—
Stock-based compensation	—	—	—	—	4,943	—	—	898	5,841	—	—
Accrued preferred dividends	—	—	—	—	(217)	—	—	—	(217)	—	(44)
March 31, 2025	1,118,808	$ —	47,103,800	$ 5	$ 484,256	$ (221,285)	$ (1,478)	$ 264,247	$ 525,745	2,885,848	$ 28,727
See accompanying notes to condensed consolidated financial statements.

Innventure, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited) (in thousands, except share and per share amounts)

	Successor	Predecessor
	Three months ended March 31, 2025	Three months ended March 31, 2024
Cash Flows Used in Operating Activities
Net loss	$ (253,674)	$ (7,526)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Stock-based compensation	5,841	396
Interest income on debt securities - related party	(91)	—
Change in fair value of financial liabilities	(16,429)	478
Change in fair value of payables due to related parties	—	186
Non-cash interest expense on notes payable	510	230
Net (gain) loss on investments	—	(5,189)
Equity method investment gain (loss)	6,756	(5)
Realized gain on conversion of available for sale investments	(1,507)	—
Loss on extinguishment of related party debt	3,538	—
Loss on conversion of promissory notes	—	1,119
Deferred income taxes	(1,899)	—
Depreciation and amortization	5,548	—
Goodwill impairment	233,213	—
Payment of patent installment	(525)	—
Non-cash rent costs	61	—
Other, net	—	67
Changes in operating assets and liabilities:
Accounts receivable	46	—
Prepaid expenses and other current assets	(122)	(136)
Inventory	(42)	—
Accounts payable	1,587	1,234
Accrued employee benefits	1,943	1,329
Accrued expenses	565	488
Stock-based compensation liability	(442)	—
Income taxes payable	500	—
Other current liabilities	(73)	(68)
Net Cash Used in Operating Activities	(14,696)	(7,397)

Cash Flows Used in Investing Activities
Investment in available-for-sale debt securities - equity method investee	(2,337)	—
Advances to equity method investee	—	(2,540)
Acquisition of property, plant and equipment	(917)	(640)
Net Cash Used in Investing Activities	(3,254)	(3,180)

Cash Flows Provided by Financing Activities
Proceeds from issuance of equity, net of issuance costs	3,675	7,116
Proceeds from the issuance of equity to non-controlling interest, net of issuance costs	4,907	3,503
Payment of debts	(300)	(460)
Distributions to Stockholders	(26)	—
Payment of promissory notes to related parties	—	—
Repurchase of Preferred Stock	(50)	—
Cash Flows Provided by Financing Activities	8,206	10,159

Net Decrease in Cash, Cash Equivalents and Restricted Cash	(9,744)	(418)
Cash, Cash Equivalents and Restricted Cash Beginning of period	11,119	2,575
Cash, Cash Equivalents and Restricted Cash End of period	$ 1,375	$ 2,157
See accompanying notes to condensed consolidated financial statements.

Innventure, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited) (in thousands, except share and per share amounts)

	Successor	Predecessor
	Three months ended March 31, 2025	Three months ended March 31, 2024
Supplemental Cash Flow Information
Cash paid for interest	$ 1,127	$ 55
Supplemental Disclosure of Noncash Financing Information
Accretion of redeemable units to redemption value	—	4,415
Issuance of units to non-controlling interest in exchange of convertible promissory notes	—	7,324
Conversion of working capital loans to equity method investee into investments in debt securities - related party	4,375	—
Extinguishment of debt with Series C Preferred Stock	14,000	—
Contribution of Series C Preferred Stock to equity method investee	5,783	—
Conversion of AFX available-for-sale term loan into equity method investments	8,757	—
Issuance of stock in exchange for services	4,002	—
Equity reallocation between non-controlling interest and additional paid-in capital	26,304	—

See accompanying notes to condensed consolidated financial statements.

Innventure, Inc. and Subsidiaries
Non-GAAP Financial Measures
(in thousands, except share and per share amounts)

	Successor	Predecessor
	Three months ended March 31, 2025	Three months ended March 31, 2024
Net loss	(253,674)	(7,526)
Interest expense, net(1)	1,538	405
Depreciation and amortization expense	5,548	—
Income tax benefit	(1,399)	—
EBITDA	(247,987)	(7,121)
Transaction and other related costs(2)	—	3,272
Change in fair value of financial liabilities(3)	(16,429)	478
Stock-based compensation(4)	5,841	396
Goodwill impairment(5)	233,213	—
Loss on extinguishment of related party debt(6)	3,538	—
Loss on conversion of promissory notes	—	1,119
Adjusted EBITDA	(21,824)	(1,856)

(1) Interest Expense, net, includes interest incurred on our various borrowing facilities and the amortization of debt issuance costs.
(2) Transaction and other related costs – For the three months ended March 31, 2025 (Successor) and three months ended March 31, 2024 (Predecessor), this is comprised of consulting, legal, and other professional fees related to the Business Combination.
(3) Change in fair value of financial liabilities – For the three months ended March 31, 2025 (Successor), the change in fair value of financial liabilities primarily consists of the change in fair value of the warrant liability and the earnout liability. For the three months ended March 31, 2024 (Predecessor), this is comprised entirely of the change in fair value of the embedded derivative associated with the convertible notes.
(4) Stock based compensation – For the three months ended March 31, 2025 (Successor), stock based compensation primarily consisted of awards in the 2024 Equity and Incentive Plan entered into on October 2, 2024 subsequent to the Business Combination. These awards consisted of Stock Options, Restricted Stock Units, and Stock Appreciation Rights. Further, a portion of this expense was related to share based payment employee incentive plans in existence at Innventure LLC and other subsidiaries. For the three months ended March 31, 2024 (Predecessor), stock based compensation was comprised wholly of share based payment employee incentive plans in existence at Innventure LLC and other subsidiaries.
(5) Goodwill impairment - For the three months ended March 31, 2025 (Successor), the Company recognized a goodwill impairment charge due to sustained decreases in the Company’s publicly quoted share price and market capitalization, which were, at least in part, sensitive to the general downward volatility experienced in the stock market during late February and March. There was no similar goodwill impairment charge for the three months ended March 31, 2024 (Predecessor).
(6) Loss on extinguishment of related party debt - For the three months ended March 31, 2025 (Successor), the Company extinguished certain related party debts by issuing Series C Preferred Stock. There was no loss on extinguishment of related party debt for the three months ended March 31, 2024 (Predecessor).